Exhibit 4.4
FORM OF GUARANTEE
     GUARANTEE dated as of                     , 2008 (hereinafter sometimes called “this Guarantee”), made by the undersigned (hereinafter individually called a “Guarantor” and collectively the “Guarantors”), to (1) the holders of the Bonds (as hereinafter defined) and (2) THE BANK OF NEW YORK, a New York banking corporation having its office in the City of New York, State of New York (hereinafter sometimes called the “Corporate Trustee”), and [                    ] (hereinafter sometimes called the “Individual Trustee”), as successor Trustees under the First Mortgage (as hereinafter defined) from ArcelorMittal USA Inc., a Delaware corporation (hereinafter called the “Company”) to First Trust and Savings Bank and Melvin A. Traylor, as Trustees, dated April 1, 1928, parties of the second part (the Corporate Trustee and the Individual Trustee being hereinafter collectively sometimes called the “Trustees”);
     WHEREAS, the Company (originally known as “Inland Steel Company”) heretofore executed and delivered to First Trust and Savings Bank and Melvin A. Traylor, as Trustees (the Corporate Trustee being the successor corporate trustee to said First Trust and Savings Bank and the Individual Trustee being the successor individual trustee to said Melvin A. Traylor), its First Mortgage Indenture, dated April 1, 1928 (the term “First Mortgage” wherever used herein meaning and including, unless the context shall otherwise require, said First Mortgage Indenture, dated April 1, 1928, as amended, and all indentures supplemental thereto), to secure the payment of the principal of and interest on bonds of the Company to be known as the “First Mortgage Bonds” of the Company (hereinafter sometimes called the “Bonds”);
     WHEREAS, the Company and ArcelorMittal Financial Services LLC, a Delaware limited liability company and affiliate of Company (hereinafter sometimes called the “Issuer”), have entered into a Fortieth Supplemental Indenture dated as of the date hereof (hereinafter sometimes call the “Fortieth Supplemental Indenture”) to First Mortgage with the Trustees;
     WHEREAS, the Company now desires, in furtherance of the provisions of the Fortieth Supplemental Indenture, that each of the Guarantors enter into guaranties in favor of the Trustee under this Guarantee under which each of them will guarantee the payment and performance of the obligations of the Company under the Bonds; and
     WHEREAS, this Guarantee has been duly authorized by all necessary corporate action on the part of each of the Guarantors;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guarantors covenants and agrees for the equal and ratable benefit of the holders of the Bonds as follows:
ARTICLE ONE
DEFINITIONS
     SECTION 1. Defined Terms. As used in this Guarantee, terms defined in the First Mortgage or in the preamble or recital hereto are used herein as therein defined. The words

1

“herein,” “hereof” and “hereby” and other words of similar import used in this Guarantee refer to this Guarantee as a whole and not to any particular section hereof.
ARTICLE TWO
GUARANTEES OF BONDS
     Section 1. Guarantee.
     (a) Each of the Guarantors hereby jointly and severally, unconditionally guarantees to each holder of a Bond and to the Corporate Trustee and its successors and assigns, irrespective of the validity and enforceability of any other provision of the First Mortgage, the Bonds or the obligations of the Company hereunder or thereunder, that:
          (i) the principal of, premium, if any, and interest on, the Bonds will be promptly paid in full when due, whether at maturity, by acceleration, redemption, or otherwise, and interest on the overdue principal of and interest on the Bonds, if any, if lawful, and all other obligations of the Company to the holders of the Bonds or the Corporate Trustee under this Guarantee, the First Mortgage, or the Bonds will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
          (ii) in case of any extension of time of payment or renewal of any Bonds or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of any other provision of this Guarantee, the Bonds, or the First Mortgage, the absence of any action to enforce the same, any waiver or consent by any holder of the Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the obligations under this Guarantee shall not be discharged except by complete performance of the obligations contained in the Bonds, this Guarantee and the First Mortgage.

2

     (c) If any holder or the Corporate Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid either to the Corporate Trustee or such holder, the obligations under First Mortgage, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of any Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this subsection (d) shall be made in the smallest amount necessary as is necessary to reach such result. For purposes of this subsection (d), “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” “unreasonably small capital,” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with the applicable federal or state law for the relief of debtors.
     (e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the holders of the Bonds in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Corporate Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the First Mortgage for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the First Mortgage, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purposes of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
     SECTION 2. Ranking of Guarantees. The obligations of each Guarantor under this Guarantee will be a general unsecured obligation of such Guarantor, will be equal in right of payment with any existing and future senior unsecured indebtedness of such Guarantor and will be senior in right of payment to any existing or future subordinated indebtedness of such Guarantor.
ARTICLE THREE
MISCELLANEOUS

3

     SECTION 1. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 2. This Guarantee may be executed in two or more counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.
     IN WITNESS WHEREOF, the parties hereby have caused this Guarantee to be duly executed as of the date first above written.

ARCELORMITTAL SERVICE INC. (formerly, Mittal Steel USA Service Inc.), as a Guarantor

By:

Name:

Title:

4

ARCELORMITTAL MINORCA MINE INC. (formerly, Mittal Steel USA – Minorca Mine Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL USA INCOAL INC. (formerly, Incoal Company), as a Guarantor

By:

Name:

Title:

BURNHAM TRUCKING COMPANY, INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CLEVELAND INC. (formerly, ISG Cleveland Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL WEIRTON INC. (formerly, ISG Weirton Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL HENNEPIN INC. (formerly, ISG Hennepin Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL INDIANA HARBOR LLC (formerly, ArcelorMittal Indiana Harbor Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL WARREN INC. (formerly, ISG Warren Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL RIVERDALE INC. (formerly, ISG Riverdale Inc.), as a Guarantor

By:

Name:

Title:

MITTAL STEEL USA-VENTURE INC. (formerly, ISG Venture Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL PLATE LLC (formerly, ISG Plate LLC), as a Guarantor

By:

Name:

Title:

ISG SPARROWS POINT LLC, as a Guarantor

By:

Name:

Title:

ARCELORMITTAL STEELTON LLC (formerly, ISG Steelton LLC), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL LACKAWANNA LLC (formerly ISG Lackawanna LLC), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL BURNS HARBOR LLC
(formerly ISG Burns Harbor LLC), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL COLUMBUS LLC
(formerly Columbus Coatings LLC), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL GEORGETOWN INC.
(formerly ISG Georgetown Inc.), as a Guarantor

By:

Name:

Title:

MITTAL STEEL USA-RAILWAYS INC.
(formerly, ISG Railways Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL HIBBING INC.
(formerly, ISG Hibbing Inc.), as a Guarantor

By:

Name:

Title:

HIBBING TACONITE HOLDING INC., as a Guarantor

By:

Name:

Title:

ISG ACQUISITION INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL REAL ESTATE INC.
(formerly, ISG Real Estate Inc.), as a Guarantor

By:

Name:

Title:

ARCELORMITTAL TOW PATH VALLEY BUSINESS PARK DEVELOPMENT COMPANY, as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CALAND ORE COMPANY LIMITED,
as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CHICAGO COLD ROLLING LLC,
as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CLEVELAND WEST INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CLEVELAND WEST
PROPERTIES INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL CLEVELAND WORKS
RAILWAY INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL EGL HOLDINGS INC. II, as a Guarantor

By:

Name:

Title:

ARCELORMITTAL EMPIRE, INC., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL HIBBING LAND CORPORATION,
as a Guarantor

By:

Name:

Title:

ARCELORMITTAL LSE HOLDING LLC as a Guarantor

By:

Name:

Title:

ARCELORMITTAL METAL PROCESSING, INC.,
as a Guarantor

By:

Name:

Title:

ARCELORMITTAL MORTGAGE ACCEPTANCE INC.,
as a Guarantor

By:

Name:

Title:

ARCELORMITTAL NMI CORP., as a Guarantor

By:

Name:

Title:

ARCELORMITTAL OBETZ LLC, as a Guarantor

By:

Name:
Title:

ARCELORMITTAL PIEDMONT LLC, as a Guarantor

By:

Name:
Title:

ARCELORMITTAL PRISTINE RESOURCES INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL SOUTH CHICAGO & INDIANA HARBOR RAILWAY INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL SUB PLAN LLC, as a Guarantor

By:

Name:
Title:

TECUMSEH REDEVELOPMENT INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL EGL HOLDING INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL EMPLOYMENT SERVICE, INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL VINTON, INC., as a Guarantor

By:

Name:
Title:

BSRM HOLDINGS, INC., as a Guarantor

By:

Name:
Title:

BSTEEL PROPERTIES, LLC., as a Guarantor

By:

Name:
Title:

ISG TECHNOLOGIES INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL JACKSON COUNTY IRON COMPANY, as a Guarantor

By:

Name:
Title:

METAL PRO PROPERTIES, LCC, as a Guarantor

By:

Name:
Title:

MITTAL STEEL USA — LANCASHIRE COAL INC., as a Guarantor

By:

Name:
Title:

V. I. HOLDING, INC., as a Guarantor

By:

Name:
Title:

ARCELORMITTAL S.A., as a Guarantor
By:
	Name:	E.S. de Vries
	Title:	Treasurer

By:
Name: S. F. Evans
	Title:	Vice President and Group General Counsel

THE BANK OF NEW YORK, as Corporate Trustee

By:

Name:
Title:

Trustee